EXHIBIT 2d

                        CONFIDENTIAL TREATMENT REQUESTED

          Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT


         This First Amendment to Asset Purchase Agreement (the "Amendment") is entered into as of the 1st day of December, 1999 by and among ORKIN EXTERMINATING COMPANY, INC., a Delaware corporation ("Orkin"), REDD PEST CONTROL COMPANY, INC., a Mississippi corporation ("Redd"), and RICHARD L. REDD, an individual resident of the state of Mississippi ("Richard Redd").

                                   WITNESSETH:

         WHEREAS, on October 19, 1999, the parties entered into that certain ASSET PURCHASE AGREEMENT (the "Agreement"; capitalized terms used but not otherwise defined herein shall have the meaning as set forth in the Agreement), whereby Redd agreed to sell all of the Assets owned and used by Redd in connection with the Pest Business and assume certain liabilities of Redd in connection therewith (other than the Excluded Assets); and

         WHEREAS, Redd has heretofore transferred certain of its assets to Richard Redd, and

         WHEREAS, certain actions which have occurred at or with respect to Redd's pest control operations in [***],[***], and [***]could be construed as having a material adverse change upon the Business, but Orkin desires to waive its right to terminate the Agreement as a result thereof, subject to the agreements as further set forth herein; and

         WHEREAS, the parties hereto desire to amend the Agreement in certain other respects as specifically set forth herein; and

         WHEREAS, except as specifically set forth herein, the parties hereto desire to affirm the terms and conditions, and their obligations, under the Agreement, and wish to agree that such terms, conditions, and obligations, as amended pursuant to this Amendment, are and shall remain in full force and effect.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The recitals set forth above are true and correct and are incorporated into this Amendment by this reference.

         2. The parties acknowledge and agree that the Closing shall occur on Friday, December 3, 1999 at the offices of Barnes, Broom, Dallas and McLeod, PLLC, in Jackson, Mississippi. The Closing shall be effective as of 12:01am local time on December 4, 1999 (or, if the Closing does not occur on December 3, 1999, on such other date as may be mutually acceptable to the parties), which shall be the "Closing Date".

         3. Orkin acknowledges that Redd has transferred all of the depreciable assets used in the conduct of the Business to Richard Redd on or before the date hereof ( the "Transferred
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                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

Assets"), and further acknowledges that such transaction is not a material adverse change upon the Business. Richard Redd agrees to sell and transfer the Transferred Assets to Orkin at the Closing by Bill of Sale, free and clear of all liens and encumbrances other than the Permitted Encumbrances, in exchange for a payment equal to the book value of the Transferred Assets (as set forth on Redd's last financial statement immediately preceding the Closing Date) in immediately available funds. Redd acknowledges and agrees that the Closing Cash Payment shall be reduced by the amount paid to Richard Redd for the Transferred Assets. Redd further acknowledges and agrees that, notwithstanding the transfer of the Transferred Assets to Richard Redd, each and every of its representations and warranties with respect to the Transferred Assets (other than the representation and warranty with respect to title to the Transferred Assets, which is amended to provide that Redd represents and warrants that title to such assets is in Richard Redd, as opposed to Redd) are true, correct, and complete, are being relied upon by Orkin, and a breach thereof shall entitle Orkin to make a claim for indemnification against Redd under the provisions of Section 8.01 of the Agreement.

         4. The parties acknowledge and agree that, notwithstanding the Closing Date, Orkin shall be entitled to all revenues generated in the conduct of the Business from and after December 1, 1999 (the "Cutover Date"), and shall be obligated to pay, or to reimburse Redd for, all ordinary and necessary operational expenses incurred in the operation of the Business by Redd from and after the Cutover Date until the Closing Date. Provided, however, that such expenses shall not include insurance expenses and other comparable overhead expenses incurred by Redd, other than Orkin's obligation to reimburse Redd for [***] of Redd's cost of providing health insurance for Redd's employees for the month of December, 1999, promptly upon presentation of a bill therefor, and also shall not include any lease or other occupancy costs or expenses attributable to any Redd locations other than those locations which are listed on Schedule 1.01(d) of the Agreement. Except as specifically set forth in this paragraph or as expressly set forth in the Agreement, Orkin does not assume any expense, obligation, loss, cost or liability incurred by Redd before the Closing Date, whether incurred before, on, or after the Cutover Date, and Redd shall indemnify Orkin therefor pursuant to the provisions of Section 8.01 of the Agreement. Redd shall establish a separate account into which all revenues attributable to the operation of the Business from and after the Cutover Date shall be deposited, which account shall be delivered to Orkin at the Closing.

         5. The parties acknowledge and agree that, notwithstanding the provisions of the Agreement to the contrary, the Closing Cash Payment shall also be reduced by [***] DOLLARS (the [***]).
The [***] shall not be delivered to a third party, but shall be retained by Orkin in whole or in part, or shall be paid by Orkin in whole or in part to Redd, pursuant to the further provisions of this paragraph.

            Redd represents and warrants that, as of [***], the monthly recurring pest control revenue attributable to the customers serviced by its [***] and [***] branches, and by [***] and [***] in its [***] branch, is equal to or greater than [***]. For purposes hereof, [***] is the "Base Revenue". Redd further represents and warrants that those accounts listed on Attachment 1 hereto are all of the accounts serviced by its [***] and [***] branches, and

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
                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

by [***] and [***] in its [***] branch, which generate recurring pest control revenue. The accounts listed on Attachment 1 are the "Target Revenue Accounts" for purposes hereof.

            The parties hereto agree that "Target Revenue",for purposes hereof, shall be equal to [***] of the Base Revenue, or [***].

            As soon as practicable after [***], Orkin shall determine the monthly recurring pest control revenue attributable to the Target Revenue Accounts for the month of [***] (the "True Up Revenue"). If the True Up
Revenue is equal to or greater than the Target Revenue, then Orkin shall promptly deliver the [***], plus simple interest thereon from the Closing Date until the date of payment at an interest rate of [***], to Redd. If the True Up Revenue is less than the Target Revenue (the amount being the "Shortfall"), then Orkin shall be entitled to retain that portion of the Revenue Holdback which shall be equal to the [***] (ie, the [***] multiplied by [***]), multiplied by [***] (the "Orkin Holdback Retention"). If the Orkin Holdback Retention is less than the [***], then Orkin shall promptly deliver the [***], less the Orkin Holdback Retention, plus simple interest thereon from the Closing Date until the date of payment at an interest rate of [***] to Redd.

            For example, if Orkin determined that the True Up Revenue is [***], then the [***] will be [***]. If the Shortfall is [***], then the Orkin Holdback Retention will be [***]. Orkin shall be entitled to retain [***] of the [***], and shall be required to deliver [***], plus simple interest thereon from the Closing Date until the date of payment at an interest rate of [***], to Redd, promptly after Orkin has determined the True Up Revenue.

            Orkin acknowledges that, subject to the forgoing provisions, to its knowledge, there are no additional issues, conditions or developments with respect to Redd's revenues which Orkin would contend as having a material adverse effect or change upon the Business so as to give Orkin a right to terminate the Agreement pursuant to the provisions of Section 6.01 and/or 10.07 thereof, or which Orkin would claim to be a breach of Redd's representations and warranties set forth in the fourth sentence of Section 3.05, Section 3.11, or
Section 6.01 of the Agreement.

         6. Redd and Richard Redd shall deliver an indemnity agreement, in form and substance reasonably satisfactory to Orkin, which shall set forth Redd's and Richard Redd's acknowledgement and agreement that Orkin shall not assume and shall be indemnified against any obligations due Richard Redd from Redd. Orkin acknowledges that the delivery of such an instrument shall satisfy the conditions precedent to the Closing set forth in Section 6.05 of the Agreement.

         7. The parties hereto acknowledge and agree that the Days Off Accruals, for purposes of determining the adjustment to the Purchase Price as set forth in
Section 2.03 of the Agreement, shall not include accrued but unused vacation days for Redd employees, and that therefore such obligation is not an Assumed Liability. Redd covenants and agrees to pay its

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

employees an amount necessary to
satisfy its vacation pay accrual with respect to its employees, and to obtain documentation acknowledging that they have no carryover vacation pay accruals upon the commencement of their employment with Orkin.

         8. The Agreement, as amended by this Amendment, contains the entire agreement and understanding between the parties hereto with respect to the subject matters thereof, and no amendment or modification thereto may be made except in writing signed by all parties hereto. This Amendment shall be construed in accordance with the internal laws of the State of Mississippi applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state. Any claim for indemnification for a breach of a representation or warranty as set forth in this Amendment shall be governed by the provisions of Article VIII of the Agreement, and any dispute between the parties with respect to this Amendment shall be settled in the manner set forth in Section 10.09(b) of the Agreement.


IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first set forth above.


                                     "ORKIN"

                                     ORKIN EXTERMINATING COMPANY, INC.


                    By:_____________________________________
                    Title:__________________________________


                                     "REDD"

                                     REDD PEST CONTROL COMPANY, INC.


                    By:_____________________________________
                   Title:____________________________________


                                     "RICHARD REDD"


                                     ----------------------------------------
                                     Richard L. Redd

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
                                  Attachment 1

                             Target Revenue Accounts

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